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                                                                     EXHIBIT 5.1

                    Fried, Frank, Harris, Shriver & Jacobson
                               One New York Plaza
                            New York, New York 10004








                                                               (212) 859-8000
May 12, 2000                                                 (FAX: 212-859-4000)


Sovereign Specialty Chemicals, Inc.
225 West Washington Street
Suite 2200
Chicago, Illinois 60606

Ladies and Gentlemen:

         We are acting as special counsel for Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "Company"), and each of the guarantors listed on Schedule 1 hereto (the "Guarantors", and together with the Company, the "Issuers") in connection with the offer by the Company to exchange up to $150,000,000 aggregate principal amount of the Company's 117/8% Senior Subordinated Notes due 2010, Series B (the "Exchange Notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 117/8% Senior Subordinated Notes due 2010, Series A (the "Old Notes") pursuant to the Registration Statement on Form S-4 filed on May 12, 2000, as amended (the "Registration Statement"). The Old Notes are, and the Exchange Notes will be, unconditionally guaranteed (the "Guarantees", and together with the Notes, the "Securities") by the Guarantors. All capitalized terms used in this letter that are defined in the Registration Statement have the respective meanings specified therein unless such term is otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Issuers, such certificates of public officials and such other documents (collectively, the "Documents"), and (iii) received


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                                      -2-                           May 12, 2000

such information from officers and representatives of the Issuers and others as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other Documents, the following:

         (a) the Indenture, dated March 29, 2000, between the Issuers and The Bank of New York, as Trustee (the "Indenture");

         (b) Forms of the Exchange Notes; and

         (c) Forms of the Guarantees.

         The documents described in subsections (a) - (c) above are referred to herein collectively as the "Transaction Documents."

         In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Issuers and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

         To the extent it may be relevant to the opinion expressed herein, we have assumed that:

             (i) the parties to the Transaction Documents other than the Company and each Guarantor that is a Delaware or New York corporation (each a "Covered Subsidiary") have the power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated thereby,

             (ii) that such Transaction Documents have been duly authorized, executed and delivered by and constitute valid and binding obligations of such other parties and are enforceable against such parties other than the Company and the Covered Subsidiaries in accordance with their terms,

             (iii) that such parties will comply with all of their obligations under the Transaction Documents and laws applicable thereto and

             (iv) the Securities have been duly authenticated and delivered by the Trustee.


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                                      -3-                           May 12, 2000

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         (1) The Exchange Notes have been duly and validly authorized by the Company, and when duly executed by the proper officers of the Company and issued in exchange for the Old Notes as contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (2) The Guarantees of the Exchange Notes by the Covered Subsidiaries have been duly authorized by the Covered Subsidiaries and, when the Exchange Notes have been duly executed and the Guarantees have been duly executed in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Covered Subsidiaries, enforceable against each Covered Subsidiary in accordance with their terms.

         The opinions set forth above are subject to the following qualifications:

         (A) Our opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws (and related judicial doctrines) of general application affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

         (B) We have not been requested to express and with your permission we do not express an opinion as to the application of, and our opinions above are subject to, the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law and any law governing the liquidation or dissolution of, or the distribution of assets of, any person or entity (including, without limitation, any law relating to the payment of dividends or other distributions on capital stock or the repurchase of capital stock).

         In addition to the foregoing, our opinion in paragraph 2 above is subject to the following qualifications:

             (a) Provisions in the Guarantees or the Indenture that provide that the Guarantors' liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the Guarantees or the Trustee or by amendments or waivers of provisions of documents governing the guaranteed obligations might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the guaranteed obligations.


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                                      -4-                           May 12, 2000

             (b) We have assumed consideration that is fair and sufficient to support the agreements of each Guarantor under the Guarantees and
         Article 11 of the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

         The opinion expressed herein is limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant hereto, the General Corporation Law of the State of Delaware as currently in effect together with applicable provisions of the Constitution of the State of Delaware and relevant decisional law. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

         The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity without our prior written consent.



                                     Very truly yours,

                                     FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                     By:  /s/John M. Bibona
                                         ------------------------------------
                                             John M. Bibona








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                                                                      Schedule 1


                                   GUARANTORS


SIA Adhesives, Inc., a Delaware corporation

Pierce & Stevens Corp., a New York corporation

OSI Sealants, Inc., an Illinois corporation

Tanner Chemicals, Inc., a New Hampshire corporation